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                                                                       EXHIBIT 4


                               AVE, INCORPORATED

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA




This Certifies that

is the owner of

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

                               AVE, INCORPORATED

transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and By-Laws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

     Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:
                                        CORPORATE
          [SIGNATURE ILLEGIBLE]                         /s/ GEORGE SULLIVAN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER       SEAL              SECRETARY


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